As filed with the Securities and Exchange Commission on December 7 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	74-3231613 (I.R.S. Employer Identification Number)

1800 Bering Drive, Suite 510
Houston, TX 77057
(817) 585-9001
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph C. Daches
President, Chief Financial Officer and Treasurer
1800 Bering Drive, Suite 510
Houston, TX 77057
(817) 585-9001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Charles H. Still, Jr.
Bracewell LLP
711 Louisiana Street, Suite 2300
Houston, TX 77002
(713) 221-3309

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	23,089,060 (1)	2.125 (2)	$49,064,253 (2)	$5,947 (3)

(1)
Represents shares of common stock that may be offered and sold by the selling stockholders and consists of (i) 5,952,763 outstanding shares of common stock, (ii) 17,129,869 shares of common stock estimated by the registrant to be issuable upon conversion of outstanding shares of preferred stock and (iii) 6,428 shares issuable upon exercise of outstanding warrants. Pursuant to Rule 429 under the Securities Act and as further described below under “Explanatory Note,” this amount does not include an aggregate of 46,185,659 previously registered shares of common stock to which the prospectus contained in this registration statement also relates. Pursuant to Rule 416(a) under the Securities Act, the number of shares of common stock being registered hereunder includes such indeterminate number of additional shares of common stock as may become issuable as a result of any stock dividend, split, combination or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock as reported on the NYSE American on November 30, 2018.

(3)
Pursuant to Rule 457(p) under the Securities Act, the filing fee of $5,140 previously paid in respect of securities registered under the registrant's registration statement on Form S-1 (No. 333-217519) that remain unsold is being offset against the amount of the registration fee shown in the table. As described below under "Explanatory Note," such unsold securities are being removed from registration under such previously filed registration statement. Accordingly, the registrant is paying a registration fee of $807 in connection with the filing of this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
Pursuant to Rule 429 under the Securities Act and as further described below under “Explanatory Note,” the prospectus contained in this registration statement also relates to the registrant’s registration statement on Form S-1 (No. 333-217519) and the registrant’s registration statement on Form S-3 (No. 333-224378).

EXPLANATORY NOTE
Pursuant to Rule 429 under the Securities Act, the prospectus contained in this registration statement (this “Registration Statement”) is a combined prospectus relating to: (i) this Registration Statement; (ii) the registrant’s Registration Statement on Form S-1, as amended (No. 333-217519), which became effective on September 12, 2017 (the “Prior S-1 Registration Statement”); and (iii) the registrant’s Registration Statement on Form S-3 (No. 333-224378), which became effective on May 3, 2018 (the “Prior S-3 Registration Statement”). Pursuant to Rule 429 under the Securities Act, this Registration Statement, which is a new registration statement, upon effectiveness will also constitute a post-effective amendment to the Prior S-1 Registration Statement and a post-effective amendment to the Prior S-3 Registration Statement. This Registration Statement also constitutes a post-effective amendment to the Prior S-1 Registration Statement filed to (i) convert the Prior S-1 Registration Statement to a registration statement on Form S-3 and (ii) remove from registration thereunder 8,817,732 shares of common stock that remain unsold and will not be sold because they are no longer issuable upon conversion of the convertible term loans referred to in the Prior S-1 Registration Statement. Such post-effective amendments to the Prior S-1 Registration and the Prior S-3 Registration Statement shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 7, 2018
PROSPECTUS
LILIS ENERGY, INC.
69,274,719 Shares of Common Stock
The selling stockholders named in this prospectus or to be named in one or more prospectus supplements may offer and sell, in one or more offerings from time to time, up to 69,274,719 shares of common stock at prices and on terms that will be determined at or prior to the time of the offering. These shares consist of:

•	up to 5,952,763 outstanding shares of common stock;

•	up to 17,173,367 shares of common stock issuable upon conversion of loans under our Second Lien Credit Agreement;

•	up to 28,874,078 shares of common stock issuable upon conversion of outstanding shares of our Series C-1 9.75% Convertible Participating Preferred Stock;

•	up to 6,776,237 shares of common stock issuable upon conversion of outstanding shares of our Series C-2 9.75% Convertible Participating Preferred Stock;

•	up to 10,353,632 shares of common stock issuable upon conversion of outstanding shares of our Series D 8.25% Convertible Participating Preferred Stock; and

•	up to 144,642 shares of common stock issuable upon exercise of outstanding warrants to purchase shares of common stock.
We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. To the extent any of the warrants referred to above are exercised for cash, we will receive the exercise price for the warrants.
Our common stock is listed on the NYSE American under the symbol “LLEX”. On December 6, 2018, the last reported sale price of our common stock on the NYSE American was $2.11 per share.
An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                    , 2018.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, the selling stockholders may sell the shares of common stock described in this prospectus from time to time in one or more offerings. To the extent required by applicable law or as otherwise determined necessary, we may provide a prospectus supplement to provide specific information in connection with particular offerings by selling stockholders. Any prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus or any information incorporated by reference herein and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus, any prospectus supplement, any free writing prospectus that we authorize to be distributed to you and any information incorporated by reference into the foregoing, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” before buying any of the shares of common stock offered under this prospectus.
You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front cover of such document or that the information in any document incorporated by reference is accurate as of any date other than the date such document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
As used in this prospectus, unless the context requires otherwise or unless otherwise noted, the terms “Lilis,” “we,” “our,” “ours” and “us” refer to Lilis Energy, Inc. and its consolidated subsidiaries.

i

ABOUT LILIS ENERGY, INC.
Lilis is an independent oil and gas company focused on the acquisition, development, and production of conventional and unconventional oil and natural gas properties in the core of the Delaware Basin in Winkler, Loving, and Reeves Counties, Texas and Lea County, New Mexico.
Our principal executive offices are located at 1800 Bering Drive, Suite 510, Houston, Texas 77057, and our telephone number is (817) 585-9001.

RISK FACTORS
An investment in our common stock involves a high degree of risk. We urge you to carefully consider the risk factors described under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, together with all of the other information contained in or incorporated by reference in this prospectus and in any applicable prospectus supplement. The risks described in the foregoing documents could adversely affect our business, financial condition or results of operation. Please also read the section below entitled “Cautionary Statement Regarding Forward-Looking Statements.”
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include the words “may,” “should,” “could,” “estimate,” “intend,” “plan,” “project,” “continue,” “believe,” “predict,” “expect,” “anticipate,” “goal,” “forecast,” “target” or other similar words.
All statements, other than statements of historical fact, that are contained or incorporated by reference in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies, objectives and beliefs of management for future operations; any statements concerning future production, reserves or other resource development opportunities; any statements regarding projected well performance or economics, or potential joint ventures or strategic partnerships; any statements regarding future economic conditions or performance; any statements regarding future capital-raising activities; any statements regarding commodity price risk management activities and the impact on our average realized price; and any statements of assumptions underlying any of the foregoing.
Although we believe that the expectations, plans, and intentions reflected in or suggested by any of our forward-looking statements are reasonable, we can give no assurance that these plans, intentions, or expectations will be achieved, and the actual results could differ materially from those projected or assumed in any of our forward-looking statements.
Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, many of which are beyond our control. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include, but are not limited to, the risk factors set forth under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. Should one or more of such risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those in any forward-looking statements.
These forward-looking statements present our estimates and assumptions only as of the date of their presentation. Except as required by law, we specifically disclaim all responsibility to publicly update any information contained in any forward-looking statement. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

USE OF PROCEEDS
We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. As described elsewhere in this prospectus, the shares of common stock that may be offered and sold pursuant to this prospectus include 144,642 shares issuable upon exercise of outstanding warrants. To the extent any of those warrants are exercised for cash, we will receive the exercise price for the warrants, which is $3.50 per share of common stock. We intend to use the proceeds from any such exercise of warrants for working capital and general corporate purposes.

SELLING STOCKHOLDERS
As described in more detail below, this prospectus relates to the offer and sale by the selling stockholders of up to 69,274,719 shares of our common stock consisting of:

•	up to 5,952,763 outstanding shares of common stock;

•	up to 17,173,367 shares of common stock issuable upon conversion of the Second Lien Loans (as defined below);

•	up to 28,874,078 shares of common stock issuable upon conversion of outstanding shares of our Series C-1 9.75% Convertible Participating Preferred Stock (the “Series C-1 Preferred Stock”);

•
up to 6,776,237 shares of common stock issuable upon conversion of outstanding shares of our Series C-2 9.75% Convertible Participating Preferred Stock (the “Series C-2 Preferred Stock” and, together with the Series C-1 Preferred Stock, the “Series C Preferred Stock”);

•
up to 10,353,632 shares of common stock issuable upon conversion of outstanding shares of our Series D 8.25% Convertible Participating Preferred Stock (the “Series D Preferred Stock” and, together with the Series C Preferred Stock, the “Preferred Stock”); and

•	up to 144,642 shares of common stock issuable upon exercise of outstanding warrants to purchase shares of common stock (the “Warrants”).
The registration of the shares of common stock that may be offered and sold by the selling stockholders under this prospectus does not necessarily mean that all or any portion of the Second Lien Loans or the Preferred Stock will be converted into shares of common stock, that all of any portion of the Warrants will be exercised for shares of common stock, or that any such shares of common stock will be sold by the selling stockholders. In addition, due to the variability of the number of shares of common stock that may be issuable upon conversion of the Second Lien Loans and the Preferred Stock as described below, the Second Lien Loans and the Preferred Stock may become convertible into a number of shares that is more or less than the number of shares of common stock covered by this prospectus, which, in the case of the shares of common stock issuable upon conversion of the Second Lien Term Loans and the Preferred Stock, reflect our estimate of the number of shares that may become so issuable.
Transactions with Värde Partners, Inc. and Its Affiliates
Second Lien Credit Agreement
On April 26, 2017, we entered into a Second Lien Credit Agreement, dated as of April 26, 2017 (as amended, the “Second Lien Credit Agreement”), by and among Lilis, as borrower, certain subsidiaries of Lilis, as guarantors, Wilmington Trust, National Association, as administrative agent, and the lenders party thereto, consisting of Värde Partners, Inc. (“Värde”), as lead lender, and certain private funds affiliated with Värde (collectively, the “Värde Parties”). Pursuant to the Second Lien Credit Agreement, the Värde Parties agreed to make convertible term loans (the “Second Lien Loans”) to us in an aggregate initial principal amount of up to $125 million in two tranches: an initial tranche of $80 million, which was fully drawn and funded on April 26, 2017, and a second delayed-draw tranche of up to $45 million, which was fully drawn and funded on October 4, 2017. On November 10, 2017, the Second Lien Credit Agreement was amended to increase the delayed-draw tranche of the Second Lien Loans by $25 million, and that amount was fully drawn and funded on that date.
As of September 30, 2018, the aggregate principal amount of Second Lien Loans outstanding, including paid-in-kind interest, was approximately $165.6 million. Pursuant to the Transaction Agreement (as defined and described below), on October 10, 2018, the outstanding principal amount of the first tranche of the Second Lien Loans was reduced by approximately $56.3 million, resulting in approximately $109.4 million principal amount outstanding.

Under the terms of the Second Lien Credit Agreement, 70% of the principal amount of the Second Lien Loans, together with accrued and unpaid interest and a make-whole premium on such principal amount, is convertible into shares of our common stock at the option of Värde or, in certain circumstances, at our option, at a conversion price of $5.50 (subject to adjustment as provided in the Second Lien Credit Agreement), with the balance of the principal amount, together with accrued and unpaid interest and the make-whole premium thereon, being convertible dollar for dollar into new term loans.
Securities Purchase Agreement
On January 30, 2018, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Värde Parties, pursuant to which, on January 31, 2018, we issued and sold to the Värde Parties, in a private placement, 100,000 shares of Series C-1 Preferred Stock, for a purchase price of $1,000 per share.
Pursuant to the terms of, and subject to certain limitations set forth in, the certificate of designation creating the Series C Preferred Stock (the “Series C Certificate of Designation”), each share of Series C-1 Preferred Stock is convertible, at the option of the holder or, in certain circumstances, at our option, into a number of shares of our common stock equal to the applicable Optional Redemption Amount (as defined in the Series C Certificate of Designation) divided by a conversion price of $6.15 (subject to adjustment as provided in the Series C Certificate of Designation).
Transaction Agreement
On October 10, 2018, we entered into a Transaction Agreement (the “Transaction Agreement”) with the Värde Parties, pursuant to which, on that date, we:

•
issued to the Värde Parties 5,952,763 shares of common stock and 39,254 shares of Series D Preferred Stock, as consideration for the reduction by approximately $56.3 million of the outstanding principal amount of the initial $80 million tranche of the Second Lien Loans, together with accrued and unpaid interest and the make-whole premium thereon totaling approximately $11.9 million; and

•	issued and sold to the Värde Parties 25,000 shares of Series C-2 Preferred Stock, for a purchase price of $1,000 per share, or an aggregate of $25 million.
Pursuant to the terms of, and subject to certain limitations set forth in, the Series C Certificate of Designation, shares of Series C-2 Preferred Stock are convertible into shares of common stock on the same terms described above with respect to the Series C-1 Preferred Stock.
Pursuant to the terms of, and subject to certain limitations set forth in, the certificate of designation creating the Series D Preferred Stock (the “Series D Certificate of Designation”), each share of Series D Preferred Stock is convertible, at the option of the holder or, in certain circumstances, at our option, into a number of shares of our common stock equal to the Optional Redemption Amount (as defined in the Series D Certificate of Designation) divided by a conversion price of $5.50 (subject to adjustment as provided in the Series D Certificate of Designation).
Registration Rights Agreements
In connection with closing of the transactions contemplated by each of the Second Lien Credit Agreement, the Securities Purchase Agreement and the Transaction Agreement, we entered into a registration rights agreement (collectively, the “Registration Rights Agreements”) with the Värde Parties, pursuant to which, among other matters, we were required to file with the SEC a registration statement under the Securities Act registering for resale (i) the shares of common stock issuable upon conversion of the Second Lien Loans, (ii) the shares of common stock issuable upon conversion of the shares of Preferred Stock issued pursuant to the Securities Purchase Agreement and the Transaction Agreement and (iii) the shares of common stock issued pursuant to the Transaction Agreement. This prospectus is part of the registration statements we have filed pursuant to the Registration Rights Agreement. The Registration Rights Agreements also grant to the Värde Parties demand and piggyback rights with respect to certain underwritten offerings of common stock and contain customary covenants and indemnification and contribution provisions. Pursuant to the Registration Rights Agreements, we have agreed to bear all of the expenses incurred in connection with the registration of the shares of common stock, and the applicable selling stockholder will be responsible for any underwriting fees, discounts, selling commissions and other selling expenses incurred by it in connection with sales of shares of common stock.
Designation of Directors
Pursuant to the terms of the Second Lien Credit Agreement, the Securities Purchase Agreement, the Transaction Agreement, the Series C Certificate of Designation and the Series D Certificate of Designation, the Värde Parties have certain rights to designate members of our board of directors. Two of our current directors, John Johanning and Marcus Specks, have been appointed to our board pursuant to these board designation rights. Mr. Johanning and Mr. Specks are technical and managing directors, respectively, of Värde and/or its affiliates.
The foregoing descriptions of the Second Lien Credit Agreement, the Securities Purchase Agreement, the Transaction Agreement, the Preferred Stock and the Registration Rights Agreements do not purport to be complete. For additional information regarding these agreements and securities, please refer to the more detailed descriptions of the material terms of those agreements and securities set forth in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 and the other documents incorporated by reference in this prospectus as set forth under “Incorporation of Certain Information by Reference.” All such descriptions are qualified in their entirety by reference to the full copies of the Second Lien Credit Agreement, the amendments thereto, the Securities Purchase Agreement, the Transaction Agreement, the Series C Certificate of Designation, the Series D Certificate of Designation and each of the Registration Rights Agreements filed or incorporated by reference as exhibits to a registration statement of which this prospectus forms a part or to the documents incorporated by reference in this prospectus.
Selling Stockholder Table
The following table sets forth, for each selling stockholder, (i) its name and address, (ii) the number of shares of common stock it beneficially owns prior to the offering to which this prospectus relates, (iii) the number of shares of common stock it may offer under this prospectus and (iv) the number of shares and percentage of our common stock that it will beneficially own following the completion of the offering to which this prospectus relates assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC. Generally, a person “beneficially owns” shares of common stock if the person has or shares with others the power to vote those shares or to dispose of them or if the person has the right to acquire voting or dispositive power within 60 days.
All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders. The selling stockholders may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table. It is difficult to estimate the aggregate number of shares that the selling stockholders will ultimately offer and sell pursuant to this prospectus or that the selling stockholders will ultimately own upon completion of the offering to which this prospectus relates. Unless otherwise indicated in the footnotes to this table, we believe that each of the selling stockholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned.
As of November 30, 2018, we had 71,965,412 shares of common stock outstanding.

Name and Address of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to Be Offered	Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering
The Värde Fund XI (Master), L.P. (1)	23,739,470	28,758,200	—	—
The Värde Fund XII (Master), L.P. (1)	16,891,451	20,462,454	—	—
The Värde Skyway Master Fund, L.P. (1)	7,418,556	8,986,905	—	—
The Värde Fund VI-A, L.P. (1)	1,712,062	2,074,003	—	—
Värde Investment Partners, L.P. (1)	3,880,417	4,700,774	—	—
Värde Investment Partners (Offshore) Master, L.P. (1)	3,423,897	4,147,741	—	—
HB VEN II LP (2) 1818 N. Taylor Street, #343 Little Rock, AR 72207	144,642	144,642	—	—

(1)
With respect to the shares that may be deemed to be beneficially owned by the named selling stockholders ultimately controlled by Värde Partners, Inc. as described below, the shares shown in the table in the column labeled “Number of Shares Beneficially Owned Prior to Offering” represent each selling stockholder’s pro rata portion of (i) 5,952,763 shares of common stock issued pursuant to the Transaction Agreement, (ii) 22,624,434 shares of common stock issuable upon conversion of shares of Series C-1 Preferred Stock, (iii) 5,668,934 shares of common stock issuable upon conversion of shares of Series C-2 Preferred Stock, (iv) 8,901,134 shares of common stock issuable upon conversion of shares of Series D Preferred Stock and (iv) 13,918,587 shares of common stock issuable upon conversion of the Second Lien Loans (including the make-whole premium and accrued and unpaid interest). The shares shown in the table in the column labeled “Maximum Number of Shares to Be Offered” represent, for each named selling stockholder, the shares shown for such selling stockholder in the column labeled “Number of Shares Beneficially Owned Prior to Offering” plus such selling stockholder’s pro rata share of (i) an estimated 6,249,644 shares of common stock that may become issuable upon conversion of shares of Series C-1 Preferred Stock, (ii) an estimated 1,107,303 shares of common stock that may become issuable upon conversion of shares of Series C-2 Preferred Stock, (iii) an estimated 1,452,498 shares of common stock that may become issuable upon conversion of shares of Series D Preferred Stock and (iv) an estimated 3,254,780 shares of common stock that may become issuable upon conversion of the Second Lien Loans (including the make-whole premium and accrued and unpaid interest). The actual number of shares issuable upon conversion of the shares of Preferred Stock and the Second Lien Loans will vary depending upon the date of conversion. Värde Partners, Inc. is the ultimate owner of the general partners (the “General Partners”) of each of the named selling stockholders, or of the General Partners’ managing members. George G. Hicks is the chief executive officer of Värde Partners, Inc. As such, each of Värde Partners, Inc. and Mr. Hicks may be deemed to have beneficial ownership of the shares owned by each of the named selling stockholders. Each of Värde Partners, Inc. and Mr. Hicks disclaims beneficial ownership of the securities held indirectly through the named selling stockholders except to the extent of their pecuniary interest therein, and this disclosure shall not be deemed an admission that any such reporting person is the beneficial owner for purposes of this registration statement or for any other purpose. The address of eac

h of the named selling stockholders, Värde Partners, Inc. and Mr. Hicks is 901 Marquette Ave. S, Suite 3300, Minneapolis, MN 55402.

(2)
The shares shown in the table represent 144,642 shares of common stock issuable upon exercise of the Warrants. The natural person with ultimate voting or investment control over the shares of common stock held is Michael McAfee.

PLAN OF DISTRIBUTION
The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock covered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of the offered securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	“at the market” offerings, which includes sales made directly on or through the NYSE American or sales made to or through a market maker other than on an exchange;

•	short sales effected after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree to sell a specified number of securities at a stipulated price;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock covered by this prospectus. The selling stockholders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, to the extent available.
In connection with any particular offering of shares of common stock by a selling stockholder pursuant to this prospectus, a prospectus supplement may, to the extent required by applicable law or as otherwise determined necessary, describe a specific method of distribution and related information.
The selling stockholders and any underwriters, dealers or agents that are involved in selling securities pursuant to this prospectus may be deemed “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
We and the selling stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, the selling stockholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for the selling stockholders or their affiliates in the ordinary course of business.

The selling stockholders may be subject to applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the securities by the selling stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. These restrictions may affect the marketability of such securities.
Pursuant to the agreements described above under “Selling Stockholders,” we have agreed to pay the costs, expenses and fees in connection with the registration of the shares covered by this prospectus, but the selling stockholders will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of their shares. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon by Bracewell LLP.
EXPERTS
Independent Registered Public Accounting Firms
The consolidated financial statements as of December 31, 2017 and for the year then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, (the report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017) given on the authority of said firm as an expert in auditing and accounting.
The consolidated financial statements of Lilis Energy, Inc. as of December 31, 2016 and for the year then ended have been incorporated by reference into this prospectus herein in reliance upon the report of Marcum LLP, independent registered public accounting firm, and upon the authority of said firm as an expert in accounting and auditing.
Petroleum Engineers
Information with respect to the estimates of our proved oil and gas reserves that is incorporated by reference into this prospectus was prepared by Cawley, Gillespie & Associates, Inc., an independent reserve engineering firm, and is included herein in reliance upon their authority as experts in reserves.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports and other information filed by us can be inspected and copied at the public reference facilities of the SEC at 100 F Street N.E., Washington, D.C. 20549. Requests for copies should be directed to the SEC’s Public Reference Section, Judiciary Plaza, 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1–800–SEC–0330 for more information on the public reference rooms. The SEC maintains a web site (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically.
We have filed with the SEC the registration statements of which this prospectus constitutes a part under the Securities Act. For further information pertaining to us, reference is made to the registration statements. Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Copies of the registration statements are on file at the offices of the SEC and may be inspected without charge at the offices of the SEC, the address of which is set forth above, and copies may be obtained from the SEC at prescribed rates. The registration statements have been filed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission’s web site (www.sec.gov).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in the shares of common stock offered by this prospectus, you should always check for reports we may have filed with the SEC after the date of this prospectus. The following documents previously filed with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 9, 2018;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 10, 2018, August 9, 2018 and November 2, 2018, respectively;

•
our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on February 1, 2018, February 23, 2018, March 7, 2018, March 21, 2018, April 11, 2018, May 8, 2018, May 23, 2018, June 5, 2018, July 5, 2018, August 3, 2018, August 20, 2018 and October 16, 2018; and

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 5, 2017, including any amendments or reports filed for the purpose of updating such description.

All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01) after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to us at the following address: Lilis Energy, Inc., 1800 Bering Drive, Suite 510, Houston, Texas 77057, Attention: Joseph C. Daches, or by telephone number at (817) 585-9001.

LILIS ENERGY, INC.
69,274,719 Shares of Common Stock
PROSPECTUS
                       , 2018

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered, with the exception of underwriting discounts and commissions.

Securities and Exchange Commission registration fee		$5,947
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and miscellaneous expenses		*
Total	$	*

*Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. Any estimate of the aggregate fees and expenses in connection with a particular offering of the securities registered herby will be included in the applicable prospectus supplement. All of the above expenses will be borne by the Company.

Item 15. Indemnification of Directors and Officers
Section 78.7502(1) of the Nevada Revised Statutes, which is referred to as the NRS, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 78.7502(2) of the NRS provides that a corporation may similarly indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Section 78.7502(3) of the NRS provides that to the extent a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (1) and (2), or in defense of any claim, issue, or matter therein, the corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.
Section 78.751(1) of the NRS provides that any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2 of Section 78.751, may be made by the corporation only as authorized in the specific case upon determination that indemnification of such director, officer, employee, or agent is proper in the circumstances. The determination must be made (a) by the stockholders; (b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.
Section 78.751(2) of the NRS provides that the articles of incorporation, bylaws, or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such provision does not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.
Section 78.751(3) of the NRS provides that the indemnification pursuant to Section 78.7502 of the NRS and advancement of expenses authorized in, or ordered by, a court pursuant to Section 78.751, (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the NRS or for the advancement of expenses made pursuant to Section 78.751 (2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors, and administrators of such a person.
Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who acted in any of the capacities set forth above for any liability asserted against such person for any liability asserted against him or her and liability and expenses incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liabilities and expenses.
Lilis’s Articles of Incorporation provide for indemnification to the fullest extent permissible under Nevada law. They also provide for the payment of expenses of any person who is or was a director or officer, or, while a director or officer of Lilis, is or was serving at the request of the Lilis as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, who is deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Lilis and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Lilis’s Bylaws provide that Lilis shall indemnify any person who is a director or officer of Lilis, or, while a director or officer of Lilis, is or was serving at the request of the Lilis as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, who is deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Lilis and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by Lilis in advance of the final disposition of the action, suit, or proceeding, but only after receipt by Lilis of an undertaking by or on behalf of the officer or director to repay the expenses advanced if it is ultimately determined that the officer or director is not entitled to be indemnified by Lilis as authorized in Lilis’s Bylaws. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Lilis unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Lilis’s Bylaws also provide that the indemnification permitted in such Bylaws is intended to be to the fullest extent permissible under the laws of the State of Nevada.
The non-employee director agreements that Lilis has entered into with certain of its directors provide for indemnification of directors by Lilis to the fullest extent permitted by the laws of the State of Nevada and additionally permits advancing attorneys' fees and all other reasonable costs and expenses incurred by such director upon written demand to Lilis, generally in connection with the investigation, defense or other participation in any threatened, pending or completed action, suit or proceeding. If it is later determined that the director is or was not entitled to indemnification under applicable law, Lilis is entitled to reimbursement by the director.
Lilis maintains directors’ and officers’ insurance which, subject to certain exclusions, insures its directors and officers against certain losses which arise out of any neglect or breach of duty (including, but not limited to, any error, misstatement, act, or omission) by the directors or officers in the discharge of their duties, and insures them against amounts which Lilis has paid or may become obligated to pay as indemnification to its directors and/or officers to cover such losses.

Item 16. Exhibits
The following exhibits are filed (except where otherwise indicated) as part of this registration statement.
EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith

2.1	Agreement and Plan of Merger, dated as of December 29, 2015, among Lilis Energy, Inc., Lilis Merger Sub, Inc. and Brushy Resources, Inc.	8-K	001-35330	2.1	January 5, 2016

2.2	First Amendment to Agreement and Plan of Merger, dated as of January 20, 2016, among Lilis Energy, Inc., Lilis Merger Sub, Inc. and Brushy Resources, Inc.	8-K	001-35330	2.1	January 20, 2016

2.3	Second Amendment to Agreement and Plan of Merger, dated as of March 24, 2016, among Lilis Energy, Inc., Lilis Merger Sub, Inc. and Brushy Resources, Inc.	8-K	001-35330	2.1	March 24, 2016

2.4	Third Amendment to Agreement and Plan of Merger, dated as of June 22, 2016, among Lilis Energy, Inc., Lilis Merger Sub, Inc. and Brushy Resources, Inc.	8-K	001-35330	2.1	June 28, 2016

2.5	Purchase and Sale Agreement, dated as of January 30, 2018, by and between Lilis Energy, Inc. and OneEnergy Partners Operating, LLC	8-K	001-35330	2.1	February 1, 2018

3.1	Amended and Restated Articles of Incorporation of Recovery Energy, Inc., dated as of October 10, 2011	8-K	000-54320	3.1	October 20, 2011

3.2	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Recovery Energy, Inc., dated as of November 18, 2013	8-K	001-35330	3.1	November 19, 2013

3.3	Certificate of Change of Lilis Energy, Inc., dated as of June 21, 2016	8-K	001-35330	3.1	June 28, 2016

3.4	Amended and Restated Bylaws	8-K	333-152571	3.2	June 18, 2010

3.5	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series C-1 9.75% Convertible Participating Preferred Stock and Series C-2 9.75% Convertible Participating Preferred Stock, dated October 10, 2018	8-K	001-35330	3.1	October 16, 2018

3.6	Certificate of Designation of Preferences, Rights and Limitations of Series D 8.25% Convertible Participating Preferred Stock, dated October 10, 2018	8-K	001-35330	3.2	October 16, 2018

4.1	Form of Common Stock Certificate	S-1	333-213653	4.1	September 16, 2016

		Incorporated by Reference
4.2	Registration Rights Agreement, dated as of April 26, 2017, by and among Lilis Energy, Inc. and the Lenders party thereto	8-K	001-35330	10.4	April 27, 2017

4.3	Registration Rights Agreement, dated as of January 31, 2018, by and among Lilis Energy, Inc. and the Lenders party thereto	8-K	001-35330	10.2	February 1, 2018

4.4	Registration Rights Agreement, dated as of October 10, 2018, by and among Lilis Energy, Inc. and the Värde Parties party thereto	8-K	001-35330	10.4	October 16, 2018

5.1	Opinion of Bracewell LLP					X

23.1	Consent of Bracewell LLP (included in Exhibit 5.1 hereto)					X

23.2	Consent of BDO USA, LLP					X

23.3	Consent of Marcum LLP					X

23.4	Consent of Cawley, Gillespie & Associates, Inc.					X

24.1	Powers of Attorney (included on signature page hereto)					X

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement; To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on December 7, 2018.

LILIS ENERGY, INC. By: /s/ JOSEPH C. DACHES Name: Joseph C. Daches Title: President, Chief Financial Officer and Treasurer (principal financial and accounting officer)
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph C. Daches and Ronald D. Ormand, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Ronald D. Ormand Ronald D. Ormand	Executive Chairman of the Board & Chief Executive Officer (Principal Executive Officer)	December 7, 2018

/s/ Joseph C. Daches Joseph C. Daches	President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 7, 2018

/s/ Mark Christensen Mark Christensen	Director	December 7, 2018

/s/ Nuno Brandolini Nuno Brandolini	Director	December 7, 2018

/s/ R. Glenn Dawson R. Glenn Dawson	Director	December 7, 2018

/s/ David Wood David Wood	Director	December 7, 2018

/s/ John Johanning John Johanning	Director	December 7, 2018

/s/ Markus Specks Markus Specks	Director	December 7, 2018

/s/ Michael G. Long Michael G. Long	Director	December 7, 2018

/s/ Nicholas Steinsberger Nicholas Steinsberger	Director	December 7, 2018